UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007
Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive
Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 461-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 22, 2007, Preformed Line Products Company (the “Company”) entered into and closed a Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, the Company acquired all of the issued and outstanding shares of Direct Power and Water Corporation, a New Mexico company in the business of designing and installing solar systems, and manufacturing mounting hardware, battery and equipment enclosures, from Claudia W. Goodreau, Kevin M. Goodreau, Dora Ely Randall, and Jeffery J. Randall. The consideration paid by the Company on March 22, 2007 was $3 million, subject to a holdback of $375,000. Depending on the post-closing performance of Direct Power and Water Corporation certain earn out consideration may be paid for three years following the closing.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY
/s/ Caroline A. Saylor
Caroline A. Saylor, General Counsel &
Corporate Secretary

DATED: March 27, 2007